Exhibit 10.68

Execution Copy

(Convenience Translation)

Agreement of Purchase and Sale

of Silent Partner’s Interests

by and between

1.	Advanced Micro Devices, Inc., One AMD Place, Sunnyvale, CA 94088, U.S.A, represented by its Chief Financial Officer Robert J. Rivet

- hereinafter referred to as “AMD Inc.” -

2.	Leipziger Messe GmbH, Leipzig, registered under HRB 622 in the Commercial Register kept at the Amtsgericht Leipzig, business address: Messe-Allee 1, 04356 Leipzig, represented by the Managing Director holding power of joint representation Josef Rahmen and the procurist Matthias Rose,

- hereinafter referred to as “Leipziger Messe GmbH” -

3.	Fab 36 BeteiligungsGmbH, Stuttgart, registered under HRB 23351 in the Commercial Register kept at the Amtsgericht Stuttgart, business address: Lotterbergstrasse 30, 70499 Stuttgart, represented by a representative authorized by separate power of attorney,

- hereinafter referred to as “M+W” -

4.	AMD Fab 36 Holding GmbH, registered under HRB 21270 in the Commercial Register kept at the Amtsgericht [Local Court] Dresden, business address: Wilschdorfer Landstraße 101, 01109 Dresden, represented by the Managing Director holding power of sole representation Dr. Hans-Raimund Deppe,

- hereinafter referred to as “Fab 36 Holding” -

5.	AMD Fab 36 Admin GmbH, registered under HRB 22350 in the Commercial Register kept at the Amtsgericht Dresden, business address: Wilschdorfer Landstraße 101, 01109 Dresden, represented by the Managing Director holding power of sole representation Dr. Hans-Raimund Deppe,

- hereinafter referred to as “Fab 36 Admin” –

- Fab 36 Holding and Fab 36 Admin hereinafter together referred to as “Purchasers” -

and

6.	AMD Fab 36 Limited Liability Company & Co. KG, registered under HRA 5255 in the Commercial Register kept at the Amtsgericht Dresden, business address: Wilschdorfer Landstr. 101, 01109 Dresden, represented by its personally liable partner AMD Fab 36 LLC, which is in turn represented by its Manager Dr. Hans-Raimund Deppe, Radebeul, who is entitled to represent on his sole signature,

- hereinafter referred to as “AMD Fab 36” -

RECITALS

On November 20, 2003, the Free State of Saxony (“Free State”), AMD Inc. and M+W entered into a Cooperation Agreement in order to build a new production facility in Dresden for the production of 300 mm silicon wafers on which integrated circuits, in particular, for microprocessors, are fabricated (“Wafer”). It is intended to undertake at the new production facility own research and development to a considerable extent to develop to the industrial production stage semiconductor manufacturing technology, besides the production.

To carry out this project, AMD Fab 36 Limited Liability Company & Co. KG (“AMD Fab 36”) has been formed. The sole general partner holding power of management and power of representation of AMD FAB 36 is AMD Fab 36 LLC; a further general partner without power of management and power of representation is a company with limited liability the shares in which are held by Leipziger Messe GmbH (LM Beteiligungsgesellschaft mbH). The limited partners of AMD Fab 36 are AMD Fab 36 Holding GmbH and AMD Fab 36 Admin GmbH as well as Leipziger Messe GmbH and M+W. The AMD Fab 36 Limited Partnership Agreement a draft of which is attached hereto as Appendix 1 as an integral part of this Agreement (“Limited Partnership Agreement”).

For the purpose of funding AMD Fab 36, the limited partners Leipziger Messe GmbH and M+W acquired an interest in AMD Fab 36 also as typical silent partners and, to this end, entered into an Agreement on the Formation of Typical Silent Partnerships with AMD Fab 36 (“Silent Partnership Agreement”). A draft of the Silent Partnership Agreement is attached hereto as Appendix 2.

The parties to this Agreement (the “Parties”) intend to lay down the terms for the acquisition of the silent partner’s interests of Leipziger Messe GmbH and M+W by the Purchasers or a third party to be designated by the Purchasers and stipulate the following agreement of purchase and sale:

Article 1

Legal Relations

Leipziger Messe GmbH holds a silent partner’s interest of € 80 million and M+W holds a silent partner’s interest of € 60 million in accordance with the Silent Partnership Agreement in the commercial undertaking of AMD Fab 36.

Article 2

Purchase

2.1	Leipziger Messe GmbH sells to the Purchasers, in proportion to their limited partner’s interests in AMD Fab 36, its silent partner’s interest in the commercial undertaking of AMD Fab 36, regardless of the actual value thereof, at a total purchase price of € 80 million as four (4) (part) interests of 25 % each. The (partial) purchase contracts shall become effective, respectively, 12, 24, 36 and/or 48 months after payment in full of the contribution owed under the Silent Partnership Agreement and the Limited Partnership Agreement. The purchase price amounts to € 20 million for each (part) interest regardless of the actual value thereof and shall be payable by the Purchasers in proportion to their limited partner’s interests in AMD Fab 36 and be due at the respective date referred to in sentence 2.

2.2	M + W sells to the Purchasers, in proportion to their limited partner’s interests in AMD Fab 36, its silent partner’s interest in the commercial undertaking of AMD Fab 36, regardless of the actual value thereof, at a total purchase price of € 60 million as five (5) (part) interests of 20 % each. The (partial) purchase contracts shall become effective, 12, 24, 36,48 and/or 60 months respectively after payment in full of the contribution owed under the Silent Partnership Agreement and the Limited Partnership Agreement. The purchase price amounts to € 12 million for each (part) interest regardless of the actual value thereof and shall be payable by the Purchasers in proportion to their limited partner’s interests in AMD Fab 36 and be due at the respective date referred to in sentence 2.

2.3	Irrespective of the provisions of para. 2.1 and para. 2.2, the agreement of purchase and sale of the silent partner’s interests referred to in Article 1 is formed also at the point in time at which any of the call options, acquisition rights, put options or rights of first refusal specified in Article 10 of the AMD Fab 36 Limited Partnership Agreement is exercised in a legally effective manner. If and to the extent that (part) interests have already been sold by such point in time pursuant to the provisions of para. 2.1 and para. 2.2, the object of purchase shall be determined by the remaining (part) interests and the (partial) purchase price due and payable at such point in time shall be determined in accordance with the (part) purchase price regulations of para. 2.1 and para. 2.2 regardless of the actual value.

2.4	Irrespective of the provisions of paragraphs 2.1, 2.2 and 2.3, an agreement of purchase and sale of the silent partner’s interests referred to in Article 1 is formed also at the point in time at which a termination for good cause entitling Leipziger Messe GmbH and/or M+W to terminate the silent partner’s interest(s) pursuant to para. 7.1 sentence 4 of the Silent Partnership Agreement takes effect. If and to the extent that (part) interests have already been sold by such point in time pursuant to the provisions of para. 2.1 and para. 2.2, the object of purchase shall be determined by the remaining (part) interests and the purchase price due and payable at such point in time shall be determined in accordance with the (part) purchase price regulations of para. 2.1 and para. 2.2 regardless of the actual value.

2.5	The purchase price pursuant to para. 2.1 through 2.4 is subject to the condition subsequent that the Security Agent under the Syndicated Loan Agreement dated

April 21, 2004 or a third person named by it effectively exercises the option granted to the Security Agent in the Option Agreement attached hereto in draft form as Appendix 3, including, in particular, payment of the purchase price.

2.6	The credit balance on the current account is not sold as far as it is attributable to the respective sold silent partner’s interest(s) and/or part interests and as far as it can be withdrawn according to the Silent Partnership Agreement as per the respective relevant date specified in paragraphs 2.1, 2.2, 2.3 or 2.4. Any profit share accruing until the respective relevant date specified in paragraphs 2.1, 2.2, 2.3 or 2.4 for the respective sold silent partner’s interest(s) and/or part interests shall be due to Leipziger Messe GmbH and M+W and be paid to Leipziger Messe GmbH and M+W at the respective relevant date specified in paragraphs 2.1, 2.2, 2.3 or 2.4 regardless of whether or not it may be withdrawn according to the Silent Partnership Agreement however only to the extent permissible under the Syndicated Loan Agreement.

Article 3

Option Right/Duty of Accession of AMD Inc.

3.1	In the cases set forth in paragraphs 2.1 through 2.4, the Purchasers shall have the right not to acquire themselves the silent partner’s interest(s) and or the (part) interests but to designate a third party which acquires the silent partner’s interest(s) and/or the (part) interest. This right must be exercised immediately, at the latest, however, fourteen (14) calendar days after the dates specified in paragraphs 2.1 through 2.4 by written notice to the respective seller.

3.2	If the Purchasers exercise the right specified in para. 3.1, the third party shall become party to the agreement of purchase and sale in lieu of the Purchasers (assumption of contract). The Purchasers shall insofar act as falsus procurator [vollmachtsloser Vertreter] of such third party.

3.3	After exercise of the right pursuant to para. 3.1, the full purchase price of the silent partner’s interest(s) and/or (part) interests covered by the agreement of purchase and sale shall be payable by the named third party within a period of fourteen (14) calendar days. During such period, also the third party’s approval shall be submitted in case that there is an action as falsus procurator pursuant to para. 3.2, sentence 2.

3.4	The assumption of contract pursuant to the preceding para. 3.2 shall be subject to the conditions subsequent that, within the period of fourteen (14) calendar days as specified in the preceding para. 3.3, the Purchasers do not exercise the authority pursuant to para. 4.1 or para. 4.2, that the full purchase price of the silent partner’s interest(s) and/or (part) interests covered by the agreement of purchase and sale is not paid by the named third person, that the third party does not submit the approval or that the third party does not accept the assignment. If any of those conditions subsequent does occur, AMD Inc. shall become party to the agreement of purchase and sale in lieu of the Purchasers and/or the third party. Likewise, AMD Inc. shall become party to the agreement of purchase and sale in lieu of the Purchasers if and when the Purchasers do not exercise their option right pursuant to para. 3.1 and do not pay the purchase price within fourteen (14) calendar days from expiration of the period specified in par.a 3.1.

Article 4

Assignment

4.1	Leipziger Messe GmbH assigns its silent partner’s interest to the Purchasers, among them in the proportion of their limited partner’s interests in AMD Fab 36, as of the dates specified in paragraphs 2.1, 2.3 or 2.4, however, as of the dates specified in para. 2.1 only a (part) interest of 25% of the silent partner’s interest, respectively. In addition, such assignment is subject to the condition precedent of payment of the full purchase price of the silent partner’s interest, in case of assignment of a (part) interest pursuant to para. 2.1 of payment of the full purchase price of the (part) interest. In addition, the assignment is subject to the condition subsequent that the Purchasers exercise their option right pursuant to para. 3.1 and designate a third party which will acquire the silent partner’s interest; in this case, Leipziger Messe GmbH hereby authorizes the Purchasers irrevocably and with exemption from the restrictions of Section 181 BGB [German Civil Code], in the name of Leipziger Messe GmbH, to offer the assignment of the silent partner’s interest to such third party subject to the condition precedent of payment of the full purchase price of the silent partner’s interest or the (part) interest. If the Purchasers do not exercise their option right pursuant to para. 3.1 and do not pay the purchase price within a period of fourteen (14) calendar days fromexpiration of the period specified in para. 3.1,

Leipziger Messe GmbH assigns to AMD Inc. its silent partner’s interest upon the dates mentioned in paragraphs 2.1, 2.3 or 2.4, upon the dates mentioned in para 2.1, however, only a (part) silent partner’s interest in the amount of 25 per cent, respectively; in such event, AMD Inc. accepts this assignment. Likewise, Leipziger Messe GmbH assigns to AMD Inc. its silent partner’s interest as of the dates specified in paragraphs 2.1, 2.3 or 2.4, however, as of the dates specified in para. 2.1 only a (part) interest of 25 per cent, and AMD Inc. accepts such assignment in the event that the Purchasers exercise their option right pursuant to para. 3.1 yet, within the period specified in para. 3.3, (i) the Purchasers do not submit the authority pursuant to sentence 3, (ii) the third party does not accept the assignment or (iii) the third party does not pay the purchase price. Also the assignment to AMD Inc. is again subject to the condition precedent of payment of the full purchase price of the silent partner’s interest, in case of assignment of a (part) interest pursuant to para. 2.1 of payment of the full purchase price of the (part) interest.

4.2	M + W assigns its silent partner’s interest to the Purchasers, among them in the proportion of their limited partner’s interests in AMD Fab 36, as of the dates specified in paragraphs 2.2, 2.3 or 2.4, however, as of the dates specified in para. 2.2 only a (part) interest of 20% of the silent partner’s interest, respectively. In addition, such assignment is subject to the condition precedent of payment of the full purchase price of the silent partner’s interest, in case of assignment of a (part) interest pursuant to para. 2.2 of payment of the full purchase price of the (part) interest. In addition, the assignment is subject to the condition subsequent that the Purchasers exercise their option right pursuant to para. 3.1 and designate a third party which will acquire the silent partner’s interest; in this case, M+W hereby authorizes the Purchasers irrevocably and with exemption from the restrictions of Section 181 BGB [German Civil Code], in the name of M + W, to offer the assignment of the silent partner’s interest to such third party subject to the condition precedent of payment of the full purchase price of the silent partner’s interest or the (part) interest. If the Purchasers do not exercise their option right pursuant to para. 3.1 and do not pay the purchase pricewithin a period of fourteen (14) calendar days from expiration of the period specified in para. 3.1, M+W assigns to AMD Inc. its silent partner’s interest upon the dates mentioned in paragraphs 2.1, 2.3 or 2.4, upon the dates mentioned in para 2.1, however, only a (part) silent partner’s interest in the amount of 25 per cent, respectively; in such event, AMD Inc.

accepts this assignment. Likewise, M + W assigns to AMD Inc. its silent partner’s interest as of the dates specified in paragraphs 2.2, 2.3 or 2.4, however, as of the dates specified in para. 2.1 only a (part) interest of 20 per cent, and AMD Inc. accepts such assignment in the event that the Purchasers exercise their option right pursuant to para. 3.1 yet, within the period specified in para. 3.3, (i) the Purchasers do not submit the authority pursuant to sentence 3, (ii) the third party does not accept the assignment or (iii) the third party does not pay the purchase price. Also the assignment to AMD Inc. is again subject to the condition precedent of payment of the full purchase price of the silent partner’s interest, in case of assignment of a (part) interest pursuant to para. 2.1 of payment of the full purchase price of the (part) interest.

4.3	Furthermore, the assignments pursuant to para. 4.1 and para. 4.2 are subject to the condition subsequent that the Security Agent under the Syndicated Loan Agreement dated April 21, 2004 or a third person named by it effectively exercises the option granted to the Security Agent in the Option Agreement attached hereto in draft form as Appendix 3, including, in particular, payment of the purchase price.

4.4	The Purchasers hereby accept the assignments pursuant to para. 4.1 and para. 4.2.

Article 5

Representations and Warranties

5.1	Leipziger Messe GmbH represents and warrants, however, exclusively with respect to its silent partner’s interest, that the same has been constituted in a legally effective manner and is not encumbered with any third party rights at the time of final transfer of the silent partner’s interest and/or of a (part) interest sold pursuant to para. 2.1. Leipziger Messe GmbH does not give any other warranty, in particular, no warranty for the value of the silent partner’s interest and/or of a (part) interest sold pursuant to para. 2.1.

5.2	M + W represents and warrants, however, exclusively with respect to its silent partner’s interest, that the same has been constituted in a legally effective manner and is not encumbered with any third party rights at the time of final transfer of the silent partner’s interest and/or of a (part) interest sold pursuant to para. 2.2. Leipziger Messe GmbH does not give any other warranty, in particular, no warranty for the value of the silent partner’s interest and/or of a (part) interest sold pursuant to para. 2.2.

5.3	In the event that the Purchasers, the named third parties or AMD Inc., as far as they become a contract party, suffer quantifiable pecuniary disadvantages as a result of any incorrectness or incompleteness of the representations and warranties of Leipziger Messe GmbH specified in para. 5.1, Leipziger Messe GmbH shall be obligated to compensate the Purchasers for the damage (in priority restitution in kind). Likewise, M + W shall be obligated to compensate the Purchasers, the named third parties or AMD Inc., as far as they become a contract party, for the damage (in priority restitution in kind) in the event that the Purchasers, the named third parties or AMD Inc., as far as they become a contract party, suffer quantifiable pecuniary disadvantages as a result of any incorrectness or incompleteness of the representations and warranties of M + W specified in para. 5.2. the Purchasers shall not have any further or other warranty claims with any substance, of any kind and for any legal ground whatsoever, against Leipziger Messe GmbH and/or M + W. Any damage claims shall become barred by the statute of limitations three (3) years after the date on which the respective purchase price is due and payable.

Article 6

Partial Invalidity and Amendments

6.1	If any provision of this Agreement or a provision inserted in this Agreement in the future is or will be invalid or unenforceable, in whole or in part, or if this Agreement contains a gap, this shall not affect the validity of the remaining provisions hereof. In lieu of the invalid or unenforceable provision or to fill the gap, a reasonable regulation shall apply which, as far as legally permissible, most nearly achieves what has been intended by the contract parties or what they would have intended according to the purpose and the meaning of this Agreement if they had considered the issue.

6.2	Modifications of or supplements to this Agreement shall be valid only if in writing. This applies also to a waiver of the requirement of written form.

6.3	This Agreement shall be governed by the laws of the Federal Republic of Germany.

Dresden, April 21, 2004

/s/ Robert J. Rivet	/s/ Hans-Raimund Deppe
(Advanced Micro Devices, Inc.)	(AMD Fab 36 Holding GmbH)

/s/ Hans-Raimund Deppe	/s/ Josef Rahmen /s/ Matthias Rose
(AMD Fab 36 Admin GmbH)	(Leipziger Messe GmbH)

/s/ Authorized Persons
(Fab 36 BeteiligungsGmbH)

/s/ Hans-Raimund Deppe
(AMD Fab 36 Limited Liability Company & Co. KG)